Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Roxanne Pipitone Knowles Communications Phone: (630) 238-5257 Email: roxanne.pipitone@knowles.com

Knowles Reports Q3 2016 Financial Results and Provides Outlook for Q4 2016

Q3 Financial Results Above the High End of Projections
MCE Revenue Up Over 70 Percent Sequentially
Revenue from Chinese OEMs Doubles from Year Ago Period

ITASCA, Ill., Oct. 24, 2016 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic, audio processing, and specialty component solutions, today announced results for the third quarter ended September 30, 2016.

“Q3 revenue and earnings were above the high end of our guidance range,” said Jeffrey Niew, president and CEO of Knowles. “In our mobile consumer electronics segment, sales were up over 70 percent sequentially driven by stronger than anticipated demand from a North American OEM and continued strength from Chinese OEMs. Revenue from our specialty components segment was lower due to delays with a customer’s new product introduction and weaker capacitor sales. Higher sales volume in MCE combined with our continued reductions in operating expenses across the company resulted in EPS that was above the high end of our projected range.”

“As we look to Q4 and 2017, we will continue to leverage our acoustics capabilities and focus on emerging audio solutions that we expect will drive long term profitable growth, particularly in handsets, wearables and IoT devices. We believe these key applications will serve as platforms for growth as we drive multi mic adoption, increase content per device and expand into new markets,” continued Niew.

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* (in millions except for per share data):

	Q3FY16	Q2FY16	Q3FY15	Sequential Change	Year Ago Period Change
Revenue	$243.1	$190.3	$246.7	28%	(1)%
Gross profit	$94.9	$72.9	$97.3	30%	(2)%
(as a % of revenue)	39.0%	38.3%	39.4%
Non-GAAP gross profit	$95.7	$75.1	$102.1	27%	(6)%
(as a % of revenue)	39.4%	39.5%	41.4%
Diluted earnings (loss) per share **	$0.24	$(0.08)	$0.05	NM***	380%
Non-GAAP diluted earnings per share	$0.37	$0.13	$0.29	185%	28%
* Continuing operations excludes the results of our speaker and receiver product line which was sold on July 7, 2016.

** Current period results include $5.6 million from amortization of intangibles, $5.2 million in stock-based compensation, $2.1 million in restructuring charges and $0.4 million in production transfer costs.

*** Not Meaningful

In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted (loss) earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its executive management team focuses on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Fourth Quarter 2016 Outlook
The forward looking guidance for the quarter ending December 31, 2016 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenue	$225 to $245 million	—	$225 to $245 million
Gross Profit Margin	38 to 41%	—	38 to 41%
EPS	$0.19 to $0.25	$0.10	$0.29 to $0.35

Q4 2016 GAAP results for continuing operations are expected to include approximately $0.05 per share in stock-based compensation, $0.03 per share in amortization of intangibles, $0.01 per share in amortization of debt discount, $0.01 per share in production transfer costs. Expected Q4 2016 GAAP results exclude potential restructuring items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time on October 24 through 11:59p.m. Central time on April 30, 2017.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on October 24, 2016 through 11:59 p.m. Central time on October 31, 2016 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 97863639.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic, audio processing, and specialty component solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in smartphones, tablets, and wearables. Knowles is also the leader in acoustics components used in hearing aids and has a strong position in high-end oscillators (timing devices) and capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles operates in 15 countries around the world. For more information, visit www.knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: MEMS microphone demand from our largest customers, in particular, a large North American OEM customer and Chinese OEMs; factory capacity utilization in our MCE segment; the pace and success of achieving the cost savings from our announced restructurings, acquisitions and operating expense reduction efforts; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; customer purchasing behavior in light of current and anticipated mobile phone launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; anticipated growth for us and adoption of our technologies and solutions that may not occur; the success and rate of multi microphone adoption and our “intelligent audio” solutions; managing rapid declines in customer demand for certain of our products or solutions, delays in customer product introductions and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures, and our ability to integrate acquisitions following consummation; our obligations and risks under a tax matters agreement that was executed as part of our spin-off from our former parent company; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business; fluctuations in demand by our telecom and other customers and telecom end markets; our ability to enter new end-user product markets; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2016

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Revenues	$243.1	$190.3	$246.7
Cost of goods sold	148.2	117.2	149.0
Restructuring charges - cost of goods sold	—	0.2	0.4
Gross profit	94.9	72.9	97.3
Research and development expenses	23.3	25.8	28.4
Selling and administrative expenses	43.0	45.2	50.2
Restructuring charges	2.1	3.7	8.7
Operating expenses	68.4	74.7	87.3
Operating earnings (loss)	26.5	(1.8)	10.0
Interest expense, net	5.6	5.8	3.6
Other (income) expense, net	—	(2.2)	1.7
Earnings (loss) before income taxes and discontinued operations	20.9	(5.4)	4.7
Provision for (benefit from) income taxes	—	1.4	(0.1)
Earnings (loss) from continuing operations	20.9	(6.8)	4.8
Loss from discontinued operations, net	(28.5)	(17.8)	(19.7)
Net loss	$(7.6)	$(24.6)	$(14.9)

Earnings (loss) per share from continuing operations:
Basic	$0.24	$(0.08)	$0.05
Diluted	$0.24	$(0.08)	$0.05

Loss per share from discontinued operations:
Basic	$(0.32)	$(0.20)	$(0.22)
Diluted	$(0.32)	$(0.20)	$(0.22)

Net loss per share:
Basic	$(0.08)	$(0.28)	$(0.17)
Diluted	$(0.08)	$(0.28)	$(0.17)

Weighted average common shares outstanding:
Basic	88,720,888	88,652,453	88,429,627
Diluted	89,317,806	88,652,453	88,614,973

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2016	September 30, 2015
Revenues	$618.7	$626.1
Cost of goods sold	382.7	395.0
Restructuring charges - cost of goods sold	1.4	(0.1)
Gross profit	234.6	231.2
Research and development expenses	75.2	62.9
Selling and administrative expenses	131.3	122.8
Restructuring charges	9.3	8.9
Operating expenses	215.8	194.6
Operating earnings	18.8	36.6
Interest expense, net	15.1	9.1
Other income, net	(1.7)	(0.3)
Earnings before income taxes and discontinued operations	5.4	27.8
Provision for income taxes	3.8	4.7
Earnings from continuing operations	1.6	23.1
Loss from discontinued operations, net	(63.2)	(69.9)
Net loss	$(61.6)	$(46.8)

Earnings per share from continuing operations:
Basic	$0.02	$0.27
Diluted	$0.02	$0.27

Loss per share from discontinued operations:
Basic	$(0.71)	$(0.81)
Diluted	$(0.71)	$(0.81)

Net loss per share:
Basic	$(0.69)	$(0.54)
Diluted	$(0.69)	$(0.54)

Weighted average common shares outstanding:
Basic	88,637,001	86,239,337
Diluted	88,997,050	86,419,027

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Gross profit	$94.9	$72.9	$97.3	$234.6	$231.2
Gross profit as % of revenue	39.0%	38.3%	39.4%	37.9%	36.9%

Stock-based compensation expense	0.4	0.5	0.4	1.4	0.9
Fixed asset and related inventory charges	—	0.3	—	0.3	—
Restructuring charges	—	0.2	0.4	1.4	(0.1)
Production transfer costs (2)	0.4	1.2	3.2	2.9	12.1
Other (3)	—	—	0.8	—	0.8
Non-GAAP gross profit	$95.7	$75.1	$102.1	$240.6	$244.9
Non-GAAP gross profit as % of revenues	39.4%	39.5%	41.4%	38.9%	39.1%

Research and development expenses	$23.3	$25.8	$28.4	$75.2	$62.9
Stock-based compensation expense	(1.3)	(1.3)	(0.7)	(3.5)	(1.0)
Fixed asset and related inventory charges	—	(0.1)	—	(0.2)	—
Non-GAAP research and development expenses	$22.0	$24.4	$27.7	$71.5	$61.9

Selling and administrative expenses	$43.0	$45.2	$50.2	$131.3	$122.8
Stock-based compensation expense	(3.5)	(3.8)	(3.6)	(11.3)	(8.7)
Intangibles amortization expense	(5.6)	(5.6)	(5.5)	(16.8)	(14.1)
Other (3)	(0.1)	(0.3)	(3.8)	(0.4)	(6.6)
Non-GAAP selling and administrative expenses	$33.8	$35.5	$37.3	$102.8	$93.4

Operating expenses	$68.4	$74.7	$87.3	$215.8	$194.6
Stock-based compensation expense	(4.8)	(5.1)	(4.3)	(14.8)	(9.7)
Intangibles amortization expense	(5.6)	(5.6)	(5.5)	(16.8)	(14.1)
Fixed asset and related inventory charges	—	(0.1)	—	(0.2)	—
Restructuring charges	(2.1)	(3.7)	(8.7)	(9.3)	(8.9)
Impairment of intangible assets	—	—	(0.4)	—	(0.4)
Other (3)	(0.1)	(0.3)	(3.8)	(0.4)	(6.6)
Non-GAAP operating expenses	$55.8	$59.9	$64.6	$174.3	$154.9

Earnings (loss) from continuing operations	$20.9	$(6.8)	$4.8	$1.6	$23.1
Interest expense, net	5.6	5.8	3.6	15.1	9.1
Provision for (benefit from) income taxes	—	1.4	(0.1)	3.8	4.7
Earnings (loss) from continuing operations before interest and income taxes	26.5	0.4	8.3	20.5	36.9
Earnings (loss) from continuing operations before interest and income taxes as % of revenues	10.9%	0.2%	3.4%	3.3%	5.9%

Stock-based compensation expense	5.2	5.6	4.7	16.2	10.6
Intangibles amortization expense	5.6	5.6	5.5	16.8	14.1
Fixed asset and related inventory charges	—	0.4	—	0.5	—
Restructuring charges	2.1	3.9	9.1	10.7	8.8
Impairment of intangible assets	—	—	0.4	—	0.4
Production transfer costs (2)	0.4	1.2	3.2	2.9	12.1
Other loss (gain) (4)	0.1	(1.7)	4.6	(1.6)	7.4
Adjusted earnings from continuing operations before interest and income taxes	$39.9	$15.4	$35.8	$66.0	$90.3
Adjusted earnings before interest and income taxes as % of revenues	16.4%	8.1%	14.5%	10.7%	14.4%

	Quarter Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest expense, net	$5.6	$5.8	$3.6	$15.1	$9.1
Interest expense, net non-GAAP reconciling adjustments (5)	1.4	1.6	—	3.0	—
Non-GAAP interest expense	$4.2	$4.2	$3.6	$12.1	$9.1

Provision for (benefit from) income taxes	$—	$1.4	$(0.1)	$3.8	$4.7
Income tax effects of non-GAAP reconciling adjustments	1.6	(1.9)	6.6	(3.2)	5.4
Non-GAAP provision for (benefit from) income taxes	$1.6	$(0.5)	$6.5	$0.6	$10.1

Earnings (loss) from continuing operations	$20.9	$(6.8)	$4.8	$1.6	$23.1
Non-GAAP reconciling adjustments (6)	13.4	15.0	27.5	45.5	53.4
Interest expense, net non-GAAP reconciling adjustments (5)	1.4	1.6	—	3.0	—
Income tax effects of non-GAAP reconciling adjustments	1.6	(1.9)	6.6	(3.2)	5.4
Non-GAAP net earnings	$34.1	$11.7	$25.7	$53.3	$71.1

Diluted earnings (loss) per share from continuing operations	$0.24	$(0.08)	$0.05	$0.02	$0.27
Earnings per share non-GAAP reconciling adjustment	0.13	0.21	0.24	0.57	0.55
Non-GAAP diluted earnings per share	$0.37	$0.13	$0.29	$0.59	$0.82

Diluted average shares outstanding	89,317,806	88,652,453	88,614,973	88,997,050	86,419,027
Non-GAAP adjustment (7)	1,939,319	2,394,692	981,042	1,764,683	738,671
Non-GAAP diluted average shares outstanding (7)	91,257,125	91,047,145	89,596,015	90,761,733	87,157,698

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia. These amounts are included in the corresponding Gross profit, Selling and administrative expenses, Operating expenses and Earnings (loss) from continuing operations before interest and income taxes for each period presented.
(3) Other primarily represents expenses related to the Audience acquisition.
(4) In the second quarter of 2016, Other loss (gain) primarily represents a gain on the sale of investment related to a non-controlling interest in a MEMS timing device company partially offset by expenses related to the Audience acquisition. In 2015, Other loss (gain) represents expenses related to the Audience acquisition.
(5) Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate was 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.
(6) The Non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings (loss) from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)
(unaudited)

	September 30, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$60.0	$63.3
Receivables, net of allowances of $2.2 and $1.8	150.9	145.2
Inventories, net	125.9	118.4
Prepaid and other current assets	12.1	9.2
Total current assets	348.9	336.1
Property, plant and equipment, net	199.7	215.3
Goodwill	917.1	925.8
Intangible assets, net	80.3	97.0
Other assets and deferred charges	33.4	29.3
Assets of discontinued operations	2.4	93.0
Total assets	$1,581.8	$1,696.5

Current liabilities:
Current maturities of long-term debt	$6.1	$29.6
Accounts payable	73.2	77.2
Accrued compensation and employee benefits	31.3	31.2
Other accrued expenses	25.3	35.9
Federal and other taxes on income	5.4	1.5
Total current liabilities	141.3	175.4
Long-term debt	345.5	399.2
Deferred income taxes	21.8	18.4
Other liabilities	40.3	43.5
Liabilities of discontinued operations	6.2	53.2
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 88,723,645 and 88,451,564 shares issued at September 30, 2016 and December 31, 2015, respectively	0.9	0.9
Additional paid-in capital	1,494.7	1,449.9
Accumulated deficit	(379.4)	(317.8)
Accumulated other comprehensive loss	(89.5)	(126.2)
Total stockholders' equity	1,026.7	1,006.8
Total liabilities and stockholders' equity	$1,581.8	$1,696.5